Exhibit T3C.2

Execution Version

GUARANTY

THIS GUARANTY (the “Guaranty”), dated as of                      , 2009, is executed by each of the undersigned corporations, limited liability companies, and limited partnerships (collectively the “Guarantors” and individually each a “Guarantor”), in favor of U.S. National Bank Association, acting as trustee under the Indenture defined below (in such capacity, the “Trustee”).

RECITALS

A.                                   Vitesse Semiconductor Corporation, a Delaware corporation (the “Issuer”), and certain holders of the Issuer’s 1.50% Convertible Subordinated Debentures due 2024 have entered into a Debt Conversion Agreement dated as of October     , 2009 (as the same may hereafter be amended, supplemented, extended, restated, or otherwise modified from time to time, the “Debt Conversion Agreement”).

B.                                     Pursuant to the Debt Conversion Agreement, the Issuer and the Trustee have entered into an Indenture dated as of                              , 2009 (as the same may hereafter be amended, supplemented, extended, restated, or otherwise modified from time to time, the “Indenture”) pursuant to which the Issuer issued the Securities (as defined in the Indenture) to the Holders.  Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Indenture.

C.                                     Each Guarantor is a domestic subsidiary of the Issuer.

D.                                    It is a requirement of the Indenture that this Guaranty be executed and delivered by each Guarantor.

E.                                      Each Guarantor finds it advantageous, desirable and in its best interests to comply with the requirement that it execute and deliver this Guaranty to the Trustee.

AGREEMENT

NOW, THEREFORE, in consideration of the Debt Conversion Agreement and for other good and valuable consideration, the Guarantors hereby covenant and agree with the Trustee as follows:

Section 1.                                            Defined Terms.  As used in this Guaranty, the following terms shall have the meaning indicated:

“Debt Conversion Agreement” shall have the meaning indicated in Recital A.

“Issuer” shall have the meaning indicated in Recital A.

“Indenture” shall have the meaning indicated in Recital B.

“Guarantor” shall have the meaning indicated in the opening paragraph hereof.

“Guaranty” shall have the meaning indicated in the opening paragraph hereof.

“Holder” shall have the meaning given such term in the Indenture.

“Indenture Documents” shall have the meaning given such term in the Indenture.

“Material Adverse Occurrence” shall mean any occurrence of whatsoever nature (including, without limitation, any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), which could reasonably be expected to materially and adversely affect (a) the financial condition or operation of the Issuer and its subsidiaries taken as a whole, (b) impair the ability of the Issuer or any subsidiary to perform its obligations under the Indenture or any writing executed pursuant thereto, (c) the validity or enforceability of the material obligations of the Issuer or any subsidiary under any Indenture Document, (d) the rights and remedies of the Holders or the Trustee against the Issuer hereunder, (e) the timely payment of the principal of and interest on the Notes or other amounts payable by the Issuer hereunder, or (f) the validity of the joint and several nature of the obligations of the Issuer with respect to all of the Obligations.

“Obligations” shall mean (a) all indebtedness, liabilities and obligations of the Issuer to the Holders of every kind, nature or description under the Indenture, including the Issuer’s obligation on any notes issued under the Indenture and any note or notes hereafter issued in substitution or replacement thereof, in all cases whether due or to become due, and whether now existing or hereafter arising or incurred and (b) any and all liabilities and obligations of the Issuer to the Holders and the Trustee of every kind, nature and description, whether direct or indirect or hereafter acquired by the Holders from any Person, absolute or contingent, regardless of how such liabilities arise or by what agreement or instrument they may be evidenced, and (c) in all of the foregoing cases whether due or to become due, and whether now existing or hereafter arising or incurred for the benefit of the Holders.

“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

“Trustee” shall have the meaning indicated in the opening paragraph hereof.

Section 2.                                            The Guaranty.  Each Guarantor, jointly and severally, hereby absolutely and unconditionally guarantees to the Trustee, the payment when due (whether at a stated maturity or earlier by reason of acceleration or otherwise) and performance of the Obligations.

Section 3.                                            Continuing Guaranty.  This Guaranty is an absolute, unconditional and continuing guaranty of payment and performance of the Obligations, and the obligations of the Guarantors hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, other than irrevocable payment and performance in full of the Obligations.  No notice of the Obligations to which this Guaranty may apply, or of any renewal or extension thereof need be given to the Guarantors and none of the foregoing acts shall release the Guarantors from liability hereunder.  Each Guarantor hereby expressly waives (a) demand of payment, presentment, protest, notice of dishonor, nonpayment or nonperformance on any and all forms of the Obligations; (b) notice of acceptance of this Guaranty and notice of any liability to which it may apply; (c) all other notices and demands of any kind and description relating to the Obligations now or hereafter provided for by any agreement, statute, law, rule or regulation; and (d) any and all defenses of the Issuer pertaining to the Obligations except for the defense of discharge by payment.  No Guarantor shall be exonerated with respect to such Guarantors’ liabilities under this Guaranty by any act or thing except irrevocable payment and performance of the Obligations, it being the purpose and intent of this Guaranty that the Obligations constitute the direct and primary obligations of each Guarantor and that the covenants, agreements and all obligations of the Guarantors hereunder be absolute, unconditional and irrevocable.  Each Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage, deed of trust or security agreement securing all or any part of the Obligations, whether or not the liability of the Issuer or any other Person for such deficiency is discharged pursuant to statute, judicial decision or otherwise.  The acceptance of this Guaranty by the Trustee and the Holders is not intended and does not release any liability previously existing of any guarantor or surety of any indebtedness of the Issuer to the Trustee and the Holders.

Section 4.                                            Other Transactions.  The Trustee and each Holder is expressly authorized (a) to exchange, surrender or release with or without consideration any or all collateral and security which may at any time be placed with it by the Issuer or by any other Person, or to forward or deliver any or all such collateral and security directly to the Issuer for collection and remittance or for credit, or to collect the same in any other manner without notice to the Guarantors and (b) to amend, modify, extend or supplement the Indenture, any note or other instrument evidencing the Obligations or any part thereof and any other agreement with respect to the Obligations, waive compliance by the Issuer or any other Person with the respective terms thereof and settle or compromise any of the Obligations without notice to any Guarantor and without in any manner affecting the absolute liabilities of any Guarantor hereunder.  No invalidity, irregularity or unenforceability of all or any part of the Obligations or of any security therefor or other recourse with respect thereto shall affect, impair or be a defense to this Guaranty.  The liabilities of each Guarantor hereunder shall not be affected or impaired by any failure, delay, neglect or omission on the part of the Trustee or the Holders to realize upon any of the Obligations of the Issuer to the Holders, or upon any collateral or security for any or all of the Obligations, nor by the taking by the Holders of (or the failure to take) any other guaranty or guaranties to secure the Obligations, nor by the taking by the Holders of (or the failure to take or the failure to perfect its security interest in or other lien on) collateral or security of any kind.  No act or omission of the Holder, whether or not such action or failure to act varies or increases the risk, or affects the rights or remedies of the Guarantors shall affect or impair the obligations of the Guarantors hereunder.  Each Guarantor acknowledges that this Guaranty is in effect and binding without reference to whether this Guaranty is signed by any other Person or Persons, that possession of this Guaranty by the Trustee or any Holder shall be conclusive evidence of due delivery hereof by such Guarantor and that this Guaranty shall continue in full force and effect, both as to the Obligations then existing and/or thereafter created, notwithstanding the release of or extension of time to any other guarantor of the Obligations or any part thereof.

Section 5.                                               Second Priority Nature of Guaranty.  Notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Collateral Agent or any Holder hereunder is subject to the rights of the First Lien Agent (as defined in the Intercreditor Agreement) pursuant to the provisions of the Intercreditor Agreement and the Indenture.

Section 6.                                            Actions Not Required.  Each Guarantor hereby waives any and all right to cause a marshalling of the assets of the Issuer or any other action by any court or other governmental body with respect thereto or to cause the Trustee or any Holder to proceed against any security for the Obligations or any other recourse which the Trustee or any Holder may have with respect thereto and further waives any and all requirements that the Trustee or any Holder institute any action or proceeding at law or in equity, or obtain any judgment, against the Issuer or any other Person, or with respect to any collateral security for the Obligations, as a condition precedent to making demand on or bringing an action or obtaining and/or enforcing a judgment against, such Guarantor upon this Guaranty.  Each Guarantor further acknowledges that time is of the essence with respect to such Guarantor’s obligations under this Guaranty.  Any remedy or right hereby granted which shall be found to be unenforceable as to any Person or under any circumstance, for any reason, shall in no way limit or prevent the enforcement of such remedy or right as to any other Person or circumstance, nor shall such unenforceability limit or prevent enforcement of any other remedy or right hereby granted.

Section 7.                                            No Subrogation.  Notwithstanding any payment or payments made by any Guarantor hereunder, each Guarantor waives all rights of subrogation to any of the rights of the Trustee or the Holders against the Issuer or any other Person liable for payment of any of the Obligations or any collateral security or guaranty or right of offset held by the Trustee or the Holders for the payment of the Obligations, and each Guarantor waives all rights to seek any recourse to or contribution or reimbursement from the Issuer or any other Person liable for payment of any of the Obligations in respect of payments made by such Guarantor hereunder.

Section 8.                                            Application of Payments.  Any and all payments upon the Obligations made by any Guarantor or by any other Person, and/or the proceeds of any or all collateral or security for any of the Obligations, may be applied by the Trustee on such items of the Obligations as the Trustee may elect for the benefit of the Holders.

Section 9.                                            Recovery of Payment.  If any payment received by the Trustee or any Holder and applied to the Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Issuer or any other obligor), the Obligations to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Obligations as fully as if such application had never been made.  References in this Guaranty to amounts “irrevocably paid” or to “irrevocable payment” refer to payments that cannot be set aside, recovered, rescinded or required to be returned for any reason.

Section 10.                                      Issuer’s Financial Condition.  Each Guarantor is familiar with the financial condition of the Issuer, and each Guarantor has executed and delivered this Guaranty based on such Guarantor’s own judgment and not in reliance upon any statement or representation of the Trustee or the Holder.  The Trustee and each Holder shall have no obligation to provide the

Guarantors with any advice whatsoever or to inform the Guarantors at any time of the Holder’s actions, evaluations or conclusions on the financial condition or any other matter concerning the Issuer.

Section 11.                                      Remedies.  All remedies afforded to the Trustee and the Holders by reason of this Guaranty are separate and cumulative remedies and it is agreed that no one of such remedies, whether or not exercised by the Trustee or any Holder, shall be deemed to be in exclusion of any of the other remedies available to the Trustee or any Holder and no one of such remedies shall in any way limit or prejudice any other legal or equitable remedy which the Trustee or any Holder may have hereunder and with respect to the Obligations.  Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Trustee or any Holder.

Section 12.                                      Bankruptcy of the Issuer.  Each Guarantor expressly agrees that the liabilities and obligations of such Guarantor under this Guaranty shall not in any way be impaired or otherwise affected by the institution by or against the Issuer or any other Person of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors and that any discharge of any of the Obligations pursuant to any such bankruptcy or similar law or other law shall not diminish, discharge or otherwise affect in any way the obligations of such Guarantor under this Guaranty, and that upon the institution of any of the above actions, such obligations shall be enforceable against such Guarantor.

Section 13.                                      Costs and Expenses.  The Guarantors jointly and severally agree to pay or reimburse the Trustee on demand for all out-of-pocket expenses (including in each case all reasonable fees and expenses of counsel) incurred by the Trustee arising out of or in connection with the enforcement of this Guaranty against the Guarantors or arising out of or in connection with any failure of any Guarantor to fully and timely perform the obligations of such Guarantor hereunder.

Section 14.                                      Waivers and Amendments.  This Guaranty can be waived, modified, amended, terminated or discharged only explicitly in a writing signed by the Trustee.  A waiver so signed shall be effective only in the specific instance and for the specific purpose given.

Section 15.                                      Notices.  Any notice or other communication to any party in connection with this Guaranty shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing.  All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

Section 16.                                      Guarantor Acknowledgements.  The Guarantors hereby acknowledge that (a) counsel has advised the Guarantors in the negotiation, execution and delivery of this Guaranty, (b) neither the Trustee nor any Holder has a fiduciary relationship to any Guarantor, each such relationship being solely that of obligor and creditor, and (c) no joint venture exists between any Guarantor and the Trustee or any Guarantor and any Holder.

Section 17.                                      Representations and Warranties.  Each Guarantor hereby represents and warrants to the Trustee and the Holders that it is a corporation, limited liability company, or limited partnership, as applicable, organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the power and authority and the legal right to own and operate its properties and to conduct the business in which it is currently engaged.  Each Guarantor further represents and warrants to the Trustee and the Holders that:

17(a)                      It has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty and the other Indenture Documents to which it is a party and has taken all necessary action required by its form of organization to authorize such execution, delivery and performance.

17(b)                     This Guaranty and each Indenture Document to which it is a party constitutes the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

17(c)                      The execution, delivery and performance of this Guaranty will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to it, (ii) violate or contravene any provision of its organizational documents, or (iii) except as disclosed in the Debt Conversion Agreement, result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or any of its properties may be bound or result in the creation of any lien thereunder except in each case of any such breach or default under this clause (iii) as would not reasonably be expected to cause a Material Adverse Occurrence.

17(d)                     No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on its part to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Guaranty, other than any required approvals or consents by the First Lien Agent or the First Lien Lenders.

17(e)                      [Intentionally Omitted]

17(f)                        [Intentionally Omitted]

Section 18.                                      Continuing Guaranty.  This Guaranty shall (a) remain in full force and effect until irrevocable payment in full of the Obligations, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Trustee and any Holder and their successors, transferees, and assigns.  Without limiting the generality of the foregoing clause (c), any Holder may assign or otherwise transfer all or any portion of its rights and obligations under the Indenture to any other Persons to the extent and in the manner provided in the Indenture and may similarly transfer all or any portion of its rights under this Guaranty to such Persons.

Section 19.                                      Reaffirmation.  Each Guarantor agrees that when so reasonably requested by the Trustee or any Holder from time to time it will promptly execute and deliver to the Trustee or such Holder a written reaffirmation of this Guaranty in such form as the Trustee or such Holder may reasonably require.

Section 20.                                      Revocation.  Notwithstanding any other provision hereof, a Guarantor may revoke this Guaranty as to such Guarantor prospectively as to future transactions by written notice to that effect actually received by the Trustee and each Holder.  No such revocation shall release, impair or affect in any manner any liability hereunder with respect to Obligations created, contracted, assumed or incurred prior to receipt by the Trustee and each Holder of written notice of revocation, or Obligations created, contracted, assumed or incurred after receipt of such notice pursuant to any contract entered into by the Trustee or any Holder prior to receipt of such notice, or any renewals or extensions thereof, theretofore or thereafter made, or any interest accrued or accruing on such Obligations, or all other costs, expenses and reasonable attorneys’ fees arising from such Obligations.

Section 21.                                      Governing Law and Construction.  THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS GUARANTY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.  Whenever possible, each provision of this Guaranty and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto.

Section 22.                                      Consent to Jurisdiction.  AT THE OPTION OF THE HOLDERS, THIS GUARANTY MAY BE ENFORCED IN ANY FEDERAL COURT OR STATE COURT SITTING IN NEW YORK, NEW YORK; AND EACH GUARANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT.  IN THE EVENT A GUARANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS GUARANTY, THE HOLDERS AT THEIR OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER

CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 23.                                      Waiver of Jury Trial.  EACH GUARANTOR, THE TRUSTEE AND EACH HOLDER, BY ITS ACCEPTANCE OF THIS GUARANTY, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 24.                                      Counterparts.  This Guaranty may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

Section 25.                                      Joinder Agreements.  Each Subsidiary of the Issuer or any Guarantor that is required to become a party to this Guaranty pursuant to Section 16.5 of the Indenture or otherwise shall become a party hereto as a Guarantor for all purposes of this Guaranty by executing and delivering to the Trustee a Joinder Agreement substantially in the form of Exhibit A attached hereto.  Upon execution and delivery, such party shall be as fully a party hereto as if such party were an original signatory hereof.  Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder.

Section 26.                                      General.  All representations and warranties contained in this Guaranty or in any other agreement between a Guarantor and the Holders shall survive the execution, delivery and performance of this Guaranty and the creation and payment of the Obligations.  Captions in this Guaranty are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Guaranty.  In the case of any conflict between any provision of this Guaranty and any provision of the Indenture, the provision of the Indenture shall govern.  Enforcement of this Guaranty against the Guarantors shall be subject to all terms, conditions, and provisions of the Indenture applicable to the enforcement against the Issuer of the Notes, provided, however, notwithstanding any provision of this Guaranty, in all cases applicable terms of this Guaranty and the Indenture are subject to the applicable terms of the Intercreditor Agreement.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

VITESSE MANUFACTURING & DEVELOPMENT CORPORATION

By:

Name:

Title:

Jurisdiction of Organization:  Delaware

Address:

741 Calle Plano

Camarillo, CA  93102

VITESSE SEMICONDUCTOR SALES CORPORATION

By:

Name:

Title:

Jurisdiction of Organization:  Delaware

Address:

741 Calle Plano

Camarillo, CA  93102

[Signature Page to Guaranty (Indenture)]

S-1

Address for the Trustee:

U.S. Bank National Association

EP-MN-WS3C

60 Livingston Avenue

St. Paul, Minnesota  55107-2292

Attn: Corporate Trust Department

[Signature Page to Guaranty]

S-2

EXHIBIT A TO GUARANTY

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of     , 200   (this “Agreement”), is by                                                 , a                                    formed under the laws of the State of                                                  (the “Joining Party”), and is delivered to U.S. National Bank Association, as trustee (in such capacity, the “Trustee”) for the Holders from time to time party to the Indenture dated as of                              , 2009 (as the same may be further amended, restated or otherwise modified from time to time, the “Indenture”), and pursuant to Section 25 of that certain Guaranty, dated as of                               , 2009, executed by each Guarantor party thereto in favor of the Trustee (the “Guaranty”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Guaranty.

Pursuant to Section 25 of the Guaranty, by its execution of this Agreement, the Joining Party hereby becomes a party to the Guaranty bound by all of the terms and conditions thereof, and, from and after the date hereof, is a Guarantor bound by all of the obligations of a Guarantor under the Guaranty.  The Joining Party hereby acknowledges that by becoming a Guarantor, the Joining Party absolutely and unconditionally guaranties the payment and performance of the “Obligations” under the Guaranty.  The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions, obligations and conditions applicable to a Issuer under the Guaranty, as amended hereby.

This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

This Agreement shall be binding upon the parties hereto and their respective executors, administrators, other legal representatives, successors and assigns, and shall inure to the benefit of the Trustee, its successors and assigns and shall be governed by the laws of the State of New York without reference to principles of conflict of laws.

[The remainder of this page is intentionally left blank.]

A-1

IN WITNESS WHEREOF, the Joining Party has executed this Agreement as of the date first above written.

[ ]

By:

Name:

Title:

Jurisdiction of Organization:

Address:

[Signature Page to Joinder Agreement]

A-2